ORIGINAL FILED
APR 21 2014
LOS ANGELES
SUPERIOR COURT

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

CENTRAL DISTRICT

IRONRIDGE GLOBAL IV, LTD., Plaintiff, v. APT GROUP, INC.; FROZEN FOOD GIFT GROUP, INC. Defendant.	Case No.: BC542517 Assigned for All Purposes to: Hon. Mark Mooney **[PROPOSED] ORDER FOR APPROVAL OF STIPULATION FOR SETTLEMENT OF CLAIMS** Date: April 21, 2014 Time: 8:30 a.m. Dept: 68 Trial Date: None set

The Joint *Ex Parte* Application for Court Approval of Stipulated Settlement ("Application"), filed by Plaintiff Ironridge Global IV, Ltd. ("Plaintiff") and defendants APT Group, Inc. and Frozen Food Gift Group, Inc. ("Defendants"), came on for hearing on April 21, 2014 at 8:30 am in Department 68 of the above-entitled court, the Honorable Mark Mooney, Judge presiding.

The Court having considered the Application and supporting papers, the oral arguments of counsel, having been presented with a Stipulation for Settlement of Claims ("Stipulation"), and

good cause appearing therefor,

IT IS **HEREBY ORDERED AS FOLLOWS:**

1. The Stipulation, attached hereto as Exhibit A and incorporated herein by reference, is approved in its entirety;

2. Plaintiff owns and holds bona fide outstanding securities, claims and property interests; the terms and conditions of the issuance and exchange for shares of Common Stock of defendant Frozen Food Gift Group, Inc., as set forth in the Stipulation, are approved after a hearing upon the fairness of such terms and conditions at which Plaintiff, the only person to whom it is proposed to issue securities in such exchange, had the right to appear; and the Court was advised prior to the hearing that defendants would rely on the exemption of Section 25017(f)(3) of the California Corporations Code and Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. § 77c(a)(10);

3. Defendant Frozen Food Gift Group, Inc. shall issue to Plaintiff unrestricted and freely tradable exempted Common Stock pursuant to Sections 25017(f)(3) and Section 3(a)(10), as set forth in the Stipulation; and

4. The above-entitled action is dismissed in its entirety; provided that the Court shall retain jurisdiction to enforce the terms of this Order by application or motion under California Code of Civil Procedure Section 664.6.

IT IS SO ORDERED.

DATED: April 21 2014

MARK V. MOONEY
Judge of the Superior Court

INCITE LAW GROUP, INC.
Mark A. Vega (SBN 162621)
mark@incitelawgroup.com
10801 National Boulevard, Suite 500
Los Angeles, CA 90064
P (323) 306-3870; F (323) 306-3874

Attorneys for Plaintiff
IRONRIDGE GLOBAL IV, LTD.

LAW OFFICES OF GARY L. BLUM
Gary L. Blum (SBN 89240)
gblum@gblumlaw.com
3278 Wilshire Boulevard, Suite 603
Los Angeles, California 90010
P (213) 381-7450; F (213) 384-1035

Attorneys for Defendants
APT GROUP, INC. and FROZEN
FOOD GIFT GROUP, INC.

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

CENTRAL DISTRICT

IRONRIDGE GLOBAL IV, LTD., Plaintiff, v. APT GROUP, INC., FROZEN FOOD GIFT GROUP, INC., Defendants.	Case No.: BC542517 Assigned for All Purposes to: Hon. Mark Mooney **STIPULATION FOR SETTLEMENT OF CLAIMS** [Cal. Corp. Code § 25017(f)(3)] Date: April 21, 2014 Time: 8:30 a.m. Dept: 58 Trial Date: None set

Plaintiff Ironridge Global IV, Ltd. ("Plaintiff") and defendant Frozen Food Gift Group, Inc. ("Defendant") and its wholly-owned subsidiary APT Group, Inc., hereby stipulate to the facts, terms, and conditions contained in the [Proposed] Order Approving Stipulation for Settlement of

Claims ("Order") submitted herewith and incorporated herein by this reference, and further stipulate and agree as follows:

1. Plaintiff and Defendant request that this Court enter an order substantially in the form of the concurrently filed proposed Order.

2. Plaintiff owns and holds bona fide outstanding securities, claims and property interests (collectively, "Claims") in the aggregate amount of $2,377,000.00 ("Claim Amount"), plus interest and attorneys' fees. Defendant has not paid the amount due on the Claims. Plaintiff filed the above-captioned action, and the parties now enter into this Stipulation.

3. Defendant is a public company trading under the symbol "TXOZ," and desires to settle the Claims in exchange for the issuance to Plaintiff of unrestricted and freely tradable exempted shares of Defendant's common stock ("Common Stock"). Plaintiff desires to accept such shares in accordance with the terms of this Stipulation, subject to court approval following a hearing as provided by Section 25017(f)(3) of the California Corporations Code, and Section 3(a)(10) of the federal Securities Act of 1933, as amended ("Securities Act").

4. Plaintiff has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Plaintiff is willing to enter into this Stipulation. Defendant's board of directors has considered the proposed transaction and has resolved that its terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. Accordingly, both parties request Court approval of the settlement provided for herein as fair, just and reasonable. The parties submit this Stipulation to the Court on ex parte application, and request that the Court enter an Order approving this Stipulation following the hearing hereon.

5. It is the intent and effect of this Stipulation that the Order, when signed, shall end, finally and forever any claim to payment or compensation that Plaintiff has against Defendant for the Claims. Subject to entry of and compliance with the Order, each party hereby releases and forever discharges the other party and its officers, directors, shareholders, members, managers, representatives, advisors, agents and attorneys, from any and all claims, liabilities, obligations and causes of action, known and unknown, arising out of or related to the Claims. Each party waives

all rights conferred by California Civil Code Section 1542 and any similar law. Section 1542 provides as follows: "§1542 General Release—Claim Extinguished. A general release does not extend to Claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

6. In full and final settlement of the Claims, Defendant will issue and deliver to Plaintiff the sum of 435 million shares of Common Stock ("Initial Issuance"), subject to the subsequent adjustments, issuances, returns, and ownership limitations set forth in this Stipulation. No later than the trading day after entry of the Order or any request by Plaintiff, time being of the essence, Defendant shall take and cause to be taken all action necessary to complete the transactions contemplated hereby, including, but not limited to: (a) deliver to Defendant's transfer agent (i) a copy of the Order, (ii) an irrevocable and unconditional instruction, in form and substance acceptable to Plaintiff and the transfer agent, to reserve for and issue to Plaintiff all shares of Common Stock required by the Order, and (iii) opinions of Defendant's counsel, in form and substance acceptable to Plaintiff and the transfer agent, that all shares of Common Stock to be issued pursuant to the Order (A) are legally issued, fully paid and non-assessable, (B) when issued in accordance with the Order will be unrestricted, freely tradable and exempted from the registration requirements under the Securities Act, and (C) may be issued without restrictive legend and immediately resold by Plaintiff without restriction; (b) issue the Initial Issuance, as a certificate bearing no restrictive legend, and immediately facilitate conversion into Direct Registration System (DRS) shares to Plaintiff's balance account with The Depository Trust Company (DTC) or the Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer or resale; and (c) execution and deliver all further instruments and documents as may be reasonably requested by Plaintiff. The issuance of a certificate alone shall not constitute completion of the Initial Issuance. The trading day after the Initial Issuance is complete and all shares have been received into Plaintiff's account in electronic form and fully cleared for trading shall be referred to as the "Issuance Date."

7. The period from the date of this Stipulation until that number of consecutive trading days following the Issuance Date required for the aggregate trading volume of the Common Stock between 9:30:00 a.m. and 4:00:00 pm Eastern, i.e. excluding after hours trades, to exceed $50 million shall be referred to as the "Calculation Period." The final number of shares of Common Stock to which Plaintiff will be entitled under the Order ("Final Amount") will be that number of shares with an aggregate value equal to (a) the Claim Amount, plus a 7% agent fee, and reasonable attorney fees and expenses, (b) divided by 80% of the following: the closing price of the Common Stock on the date of entry of the Order, not to exceed the arithmetic average of the individual volume weighted average prices of any five trading days during the Calculation Period, less $0.002 per share, all as reported by the Bloomberg Professional service of Bloomberg LP ("Bloomberg").

8. If at any time during the Calculation Period the shares issued to Plaintiff are less than any reasonably possible Final Amount or a closing price is below 80% of the closing price on the date of entry of the Order, Plaintiff may request that Defendant reserve and/or issue additional shares of Common Stock (each, an "Additional Issuance") within one trading day, time being of the essence, and Defendant's transfer agents, attorneys, officers and directors, including without limitation Wayne Patterson, Alexander G. Kramer and Troy A. Covey, shall immediately take all actions necessary to reserve and issue the number of free trading shares requested by Plaintiff. For each calendar day after Plaintiff requests issuance that shares, for any reason whatsoever, are not both fully cleared for trading and actually received into Plaintiff's account in electronic form, the trading volume during such time shall not count toward aggregate trading volume and the Calculation Period shall be extended by one trading day. The requirements of this paragraph are an independent covenant, and any breach or alleged breach of any provision of this Stipulation by any party shall not excuse performance of this paragraph.

9. Under no circumstances shall (a) Defendant issue to Plaintiff (i) share certificates bearing any form of restrictive legend, or (ii) at any one time a number of shares which, when aggregated with all shares of Common Stock then beneficially owned or controlled by Plaintiff or

its affiliates, exceed 9.99% of the total number of shares of Common Stock outstanding after such issuance; or (ii) the amount provided for in clause (b) of the second sentence of paragraph 7 be less than the par value of the Common Stock.

10. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuances is less than the Final Amount, Defendant shall issue additional shares of Common Stock to Plaintiff as soon as possible, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Plaintiff shall promptly return any remaining shares to Defendant or its transfer agent for cancellation ("Final Adjustment").

11. Defendant represents, warrants and covenants as follows: (a) there are 20,000,000,000 shares of Common Stock authorized, of which 3,942,664,924 shares are issued and outstanding, leaving 16,057,335,076 authorized, unissued and unreserved shares of Common Stock available for reservation and issuance to Plaintiff; (b) the shares of Common Stock to be issued pursuant to the Order are (i) duly authorized, and will be validly and legally issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights, (ii) unrestricted, freely tradable and exempted from registration under the Securities Act, (iii) issuable without any restrictive legend, and (iv) may be immediately resold by Plaintiff without restriction; (c) Defendant has reserved and will continue to reserve all shares of Common Stock that could be issued to Plaintiff pursuant to the terms of the Order, and if at any time it appears reasonably possible that there may be insufficient authorized or reserved shares to fully comply with the Order, Defendant shall take all action required to immediately reserve thrice the number of shares that could be issued pursuant to the terms of the Order based on the lowest closing price within the Calculation Period, including without limitation increasing its authorized shares so as to ensure its ability to timely comply with the Order, and Defendant will not reserve, issue or transfer any shares of Common Stock to any other person unless and until sufficient shares have been irrevocably reserved for Plaintiff; (d) Defendant has all necessary power and authority to execute, deliver and perform all of its obligations under this Stipulation and the Order,

the execution, delivery and performance of which have been duly authorized by all requisite action on the part of Defendant, including without limitation approval by its board of directors; (e) this Stipulation has been duly executed and delivered by Defendant, and is fully enforceable against Defendant in accordance with its terms, and the Stipulation and Order will not (i) conflict with, violate, or cause a breach or default under any agreement to which Defendant is a party, or (ii) require any waiver, consent, or other action of Defendant or any other person; (f) Defendant waives, without limitation, any agreement related to the Claims requiring payments to be applied in a certain time, order, manner, or fashion, or providing for jurisdiction or venue in any court other than this Court; (g) neither Plaintiff nor any of the creditors from whom Plaintiff acquired the Claims, nor any of their affiliates, (i) is or was an officer, director, 10% shareholder, control person, or affiliate of Defendant within the last 90 days, (ii) will become a control person or affiliate of Defendant during the Calculation Period, including without limitation by effectuation of the Order, or (iii) has or will, directly or indirectly, receive or provide any refund, kickback or other consideration in exchange for selling or satisfying the Claims, other than pursuant to this Stipulation; (h) Defendant understands that the issuance of shares as required by the Order may have a dilutive effect, which may be substantial; (i) neither Defendant nor any of Defendant's affiliates or agents has or will provide Plaintiff with any material non-public information regarding Defendant or its securities; (j) Plaintiff has no obligation of confidentiality, and may sell any Common Stock into the public markets at any time, including without limitation throughout the Calculation Period; and (k) with respect to this Stipulation and the transactions contemplated hereby (i) Plaintiff is acting solely in an arm's length capacity, (ii) Plaintiff does not make or has not made any representations or warranties other than those specifically set forth herein, (iii) Defendant's obligations under the Order are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim Defendant may have against Plaintiff, (iv) Plaintiff has not and is not acting as a legal, financial, accounting or tax advisor to Defendant, or agent or fiduciary of Defendant, or in any similar capacity, and (v) any

statement made by Plaintiff or any of Plaintiff's representatives, agents or attorneys is not advice or a recommendation to Defendant.

12. For so long as Plaintiff or any of its affiliates holds any shares of Common Stock, neither Plaintiff nor any of its affiliates shall: (a) vote any shares of Common Stock owned or controlled by it, exercise any dissenter's rights, execute or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Defendant; or (b) engage or participate in any actions, plans or proposals that relate to or would result in (i) Plaintiff or any of its affiliates acquiring additional securities of Defendant, alone or together with any other person, which would result in Plaintiff and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of Defendant at any one time, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Defendant or any of its subsidiaries, (iii) a sale or transfer of a material amount of assets of Defendant or any of its subsidiaries, (iv) any change in the present board of directors or management of Defendant, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (v) any material change in the present capitalization or dividend policy of Defendant, (vi) any other material change in Defendant's business or corporate structure, (vii) changes in Defendant's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Defendant by any person, (viii) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) causing a class of equity securities of Defendant to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, or (x) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

13. The December 11, 2013 Security Agreements between Plaintiff's predecessor-in-interest and Defendant and its affiliates, including without limitation the continuing and unconditional first priority security interests granted pursuant thereto, shall remain in fully force and effect until the later of the end of the Calculation Period or March 7, 2015. Plaintiff agrees to enter into a reasonable form subordination agreement with any bank or standard commercial lender.

14. Until at least 100 days after the end of the Calculation Period, (a) neither Plaintiff nor any of its affiliates shall (i) hold any short position in the Common Stock, or (ii) engage in or effect, directly or indirectly, any short sale of the Common Stock; and (b) Defendant shall not, directly or indirectly, (i) agree to, sell or issue any free trading shares of its common stock, or note, debenture, preferred stock or other security convertible or exchangeable into common stock at an original issue discount or with any term or provision, including without limitation any fee, discount, conversion, exchange, exercise or other price, that is based upon, may vary, or is subject to being changed or reset due to any aspect of the market for Defendant's common stock, including without limitation trading price, unless shares are restricted for at least 6 months, or (ii) enter into, effect, alter, amend or issue shares pursuant to any exchange or transaction under, pursuant to or in reliance upon any part of Section 3(a) of the Securities Act.

15. Defendant shall indemnify, defend and hold Plaintiff and its affiliates harmless with respect to all claims, actions and proceedings arising out or related to this Stipulation or the Order, including without limitation, any claim or action brought derivatively or by any one or more shareholders or creditors of Defendant.

16. The parties to this Stipulation represent that each of them has been advised as to the terms and legal effect of this Stipulation and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation after having been so advised.

17. This Stipulation constitutes Defendant's answer to the Complaint in this Action. Each party hereto waives a statement of decision, all rights to appeal, and all defenses to the Order and its enforcement, including without limitation any based on jurisdiction, standing, or splitting causes of action. There shall be no third party beneficiaries with respect to this Stipulation or the Order. The prevailing party in any proceeding required to enforce this Stipulation, the Order, or any judgment or order issued thereon, shall be awarded reasonable attorney fees, costs and expenses arising out of or relating thereto. Except as expressly set forth herein, each party shall bear its own attorneys' fees, costs and expenses. This Stipulation may be executed in counterparts and transmitted by facsimile, in portable document format (pdf), or other electronic format, each of which shall constitute an original and all of which together shall be deemed a single instrument.

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18. Upon entry of the Order approving this Stipulation, the Action shall be dismissed in its entirety, with the Court retaining jurisdiction to enforce the terms of the Stipulation and Order by ex parte application, judgment, motion or other proceeding under Section 664.6 of the California Code of Civil Procedure.

IT IS SO STIPULATED:

DATED: April 17, 2014 IRONRIDGE GLOBAL IV, LTD.

By: ______________________
David Sims, Director

DATED: April 17, 2014 INCITE LAW GROUP, INC.

By: ______________________
[illegible] A. Vega
Attorneys for Plaintiff

DATED: April 17, 2014 APT GROUP, INC.

By: ______________________
Troy A. Covey, President

DATED: April 17, 2014 FROZEN FOOD GIFT GROUP, INC.

By: ______________________
Alexander G. Kramer, Chief Financial Officer

By: ______________________
Troy A. Covey, President

DATED: April 17, 2014 LAW OFFICES OF GARY L. BLUM

By: ______________________
Gary L. Blum
Attorneys for Defendants

DATED: April 17, 2014 ______________________
Alexander G. Kramer, individually as to ¶8 only

DATED: April 17, 2014 ______________________
Troy A. Covey, individually as to ¶8 only

18. Upon entry of the Order approving this Stipulation, the Action shall be dismissed in its entirety, with the Court retaining jurisdiction to enforce the terms of the Stipulation and Order by ex parte application, judgment, motion or other proceeding under Section 664.6 of the California Code of Civil Procedure.

IT IS SO STIPULATED.

DATED: April 17, 2014

IRONRIDGE GLOBAL IV, LTD.



By ______________________
David Sims, Director

DATED: April 17, 2014

INCITE LAW GROUP, INC.

By ______________________
Mark A. Vega
Attorneys for Plaintiff

DATED: April 17, 2014

APT GROUP, INC.

By ______________________
Troy A. Covey, President

DATED: April 17, 2014

FROZEN FOOD GIFT GROUP, INC.

By ______________________
Alexander G. Kramer, Chief Financial Officer

By ______________________
Troy A. Covey, President

DATED: April 17, 2014

LAW OFFICES OF GARY L. BLUM

By ______________________
Gary L. Blum
Attorneys for Defendants

DATED: April 17, 2014

____
Alexander G. Kramer, individually as to ¶8 only

DATED: April 17, 2014

____
Troy A. Covey, individually as to ¶8 only

18. Upon entry of the Order approving this Stipulation, the Action shall be dismissed in its entirety, with the Court retaining jurisdiction to enforce the terms of the Stipulation and Order by ex parte application, judgment, motion or other proceeding under Section 664.6 of the California Code of Civil Procedure.

IT IS SO STIPULATED

DATED: April 17, 2014

IRONRIDGE GLOBAL IV, LTD.

By: ______________________
David Sims, Director

DATED: April 17, 2014

INCITE LAW GROUP, INC.

By: ______________________
Mark A. Vega
Attorneys for Plaintiff

DATED: April 17, 2014

APT GROUP, INC.

By: ______________________
Troy A. Covey, President

DATED: April 17, 2014

FROZEN FOOD GIFT GROUP, INC.

By: ______________________
Alexander G. Kasmar, Chief Financial Officer

By: ______________________
Troy A. Covey, President

DATED: April 17, 2014

LAW OFFICES OF GARY L. BLUM

By: ______________________
Gary L. Blum
Attorneys for Defendants

DATED: April 17, 2014

____
Alexander G. Kasmar, individually as to ¶8 only

DATED: April 17, 2014

____
Troy A. Covey, individually as to ¶8 only